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                             PROMISSORY NOTE                      EXHIBIT 10.168

$825,000.00                                                   September 15, 2004


      FOR VALUE RECEIVED, on or before September 15, 2009 ("Maturity Date"), the undersigned and if more than one, each of them, jointly and severally (hereinafter referred to as "Borrower"), promises to pay to the order of BANK ONE, NA, with its main office in Chicago, Illinois ("Bank") at its offices in Tarrant County, Texas at 1301 S. Bowen Road, Suite 150, Arlington, Texas 76013, the principal amount of EIGHT HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($825,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which has been advanced to Borrower if the total amount advanced under this Promissory Note ("Note") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of
(a) the Maximum Rate (as hereinafter defined), or (b) a rate ("Contract Rate"), calculated on the basis of the actual days elapsed but computed as if each year consisted of 360 days, equal to the sum of (i) the Prime Rate (as hereinafter defined), plus (ii) one-fourth percent (.25%); provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect.

      The term "Maximum Rate," as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such Maximum Rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

      The term Prime Rate, as used herein, shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes, each change in the rate to be charged on this Note to become effective without notice to Borrower on the effective date of each change in the Maximum Rate or the Prime Rate, as the case may be.

      Interest on this Note is computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

      The principal of and all accrued but unpaid interest on this Note shall be due and payable without offset or reduction as follows:

      (a)   Principal and interest shall be amortized on the basis of a fifteen
            (15) year term payable in monthly installments of principal and interest in the amount of Six Thousand, Four Hundred Seventeen and 11/100 Dollars ($6,417.11) commencing on October 15, 2004, and continuing on the 15th day of each month thereafter through September 15, 2005. Interest shall be adjusted with each change in the Prime Rate. Each such payment shall be applied first to accrued but unpaid interest and then to principal. Commencing on October 15th of each year beginning in 2005, the monthly principal and interest installments thereafter due and payable shall be adjusted annually based on the remaining portion of the fifteen (15) year amortization period and the Prime Rate in effect on the 15th day of the preceding September, plus one-fourth percent (.25%). In the event the Prime Rate shall increase to a rate such that the monthly payment of principal and interest then payable shall not be sufficient to equal the total unpaid interest accrued to such payment date, then Borrower shall pay monthly an amount equal to the interest due on such payment date.

      (b) The outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

      If a payment is ten (10) or more days late, Borrower will pay a delinquency charge in an amount equal to the greater of (i) $25.00, or (ii) 5.0% of the amount of the delinquent payment up to the maximum amount of $1,500.00 per late charge. Upon default, including failure to pay upon final maturity, Bank, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on this Note three (3.00) percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

      Borrower may from time to time prepay all or any portion of the principal of this Note without premium or penalty. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges, at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Bank may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Bank shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

      This Note has been executed and delivered pursuant to that certain Loan Agreement dated December 31, 2003 by and between Borrower and Bank ("Loan Agreement"), and is secured by, inter alia,a Deed of Trust, Security Agreement and Assignment of Rents and Leases of even date herewith from Borrower in favor of Douglass J. Kroiss, Trustee for the benefit of the Bank, covering certain real property situated in Dallas County, Texas, as more particularly described therein.

      This Note, the Loan Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents." The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

PROMISSORY NOTE

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      Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

      Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

      (a) failure of Borrower to pay any installment of principal of or interest on this Note or on any other indebtedness of Borrower to Bank when due; or

      (b) the occurrence of any event of default specified in any of the other Loan Documents; or

      (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

      The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

      This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

      In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Note, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

      If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

      Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

      Borrower agrees that Bank may provide any information Bank may have about Borrower or about any matter relating to this Note to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note. Borrower agrees that Bank may at any time sell, assign or transfer one of more interests or participations in all or any part of its rights or obligations in this Note to one or more purchases whether or not related to Bank.

      BORROWER AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

PROMISSORY NOTE

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      THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

                                          BORROWER:

                                          MACE SECURITY PRODUCTS, INC.

                                          By: /s/ Gregory M. Krzemien
                                              -----------------------
                                          Gregory M. Krzemien, Treasurer

PROMISSORY NOTE

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